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                                                                   Exhibit 99.13



                CONSENT OF NATIONSBANC MONTGOMERY SECURITIES LLC

         We hereby consent to the inclusion of our name in Amendment No. 3 to the Registration Statement on Form S-3 relating to the proposed rights offering of MEMC Electronic Materials, Inc., a Delaware corporation, and to the references to our analyses performed for the Special Committee of the Board of Directors of MEMC Electronic Materials, Inc. in the Registration Statement under the captions "The Rights Offering -- Determination of Subscription Price" and "Plan of Distribution." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations issued by the Securities and Exchange Commission thereunder (collectively, the "Securities Act") nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in the Securities Act.



                                  NATIONSBANC MONTGOMERY SECURITIES LLC



                                  By: /s/ Rex Sherry
                                     ----------------------------------
                                  Rex Sherry
                                  Senior Managing Director



February 28, 1999